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                                                                     EXHIBIT 5.1

                       [O'MELVENY & MYERS LLP LETTERHEAD]


April 6, 2000                                                   Our File Number
                                                                     681,331-030


Power-One, Inc.
740 Calle Plano
Camarillo, California  93012

     RE: REGISTRATION STATEMENT ON FORM S-3 OF 789,760 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         At your request, we have examined the registration statement on Form S-3 filed by Power-One, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), in connection with the registration under the Securities Act of 1933, as amended, of up to 789,760 shares of the Company's common stock, par value $0.001 per share (the "Shares") to be offered by selling stockholders, and the prospectus included therein. The registration statement and the prospectus, excluding the documents incorporated in them by reference, are herein referred to as the "Registration Statement" and the "Prospectus," respectively. Please be advised that attorneys at O'Melveny & Myers LLP involved in this offering own 12,450 shares of the Company's common stock.

         In our capacity as your counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

         On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                             Respectfully submitted,

                             O'MELVENY & MYERS LLP